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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ROLLINS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROLLINS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2170 Piedmont Road, N.E., Atlanta, Georgia 30324

TO THE HOLDERS OF THE COMMON STOCK:

        PLEASE TAKE NOTICE that the 2006 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 25, 2006, at 12:30 P.M., or any adjournment thereof, for the following purposes:

  1.
  To elect two Class II directors to the Board of Directors;

  2.
  To amend the Certificate of Incorporation of the Company to increase the number of authorized shares of capital stock to 170,500,000 shares;

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Proxy Statement dated April 4, 2006 is attached.

        The Board of Directors has fixed the close of business on March 17, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

        Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Knottek, Secretary

Atlanta, Georgia
April 4, 2006

PROXY STATEMENT

        This Proxy Statement and a form of proxy were first mailed to stockholders on or about April 4, 2006. The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 25, 2006, is submitted by the Company to the stockholders in connection with the solicitation of proxies on behalf of the Company's Board of Directors.

SOLICITATION OF AND POWER TO REVOKE PROXY

        A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

        A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxy holder or by attending the meeting and voting in person. However, a beneficial stockholder who holds his shares in street name must secure a proxy from his broker before he can attend the meeting and vote. All costs of solicitation have been, and will be, borne by the Company.

CAPITAL STOCK

        The outstanding capital stock of the Company on March 17, 2006 consisted of 68,585,567 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on March 17, 2006, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

        A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the state of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast for each nominee, with those nominees receiving the most votes being elected, and hence only votes for director nominees (and not abstentions) are relevant to the outcome. In this case, the two nominees receiving the most votes will be elected. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the proposal to amend the Certificate of Incorporation. With respect to the proposal to approve the amendment to the Company's Certificate of Incorporation, abstentions and broker non-votes will have the effect of a vote against the proposal. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement. It is expected that shares held of record by officers and directors of the Company, which in the aggregate represent approximately 56.8 percent of the outstanding shares of Common Stock, will be voted for the nominees for directors and in favor of the proposal to amend the Certificate of Incorporation.

        The names of the executives named in the Summary Compensation Table and the name and address of each stockholder (or "group" as that term is used in Section 13(d)(3) of the Exchange Act) who owned beneficially over five percent (5%) of the shares of Common Stock of the Company on March 17, 2006, together with the number of shares owned by each such person and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) are set out below:

Name and Address of Beneficial Owner	Amount Beneficially Owned(1)		Percent of Outstanding Shares
R. Randall Rollins Chairman of the Board 2170 Piedmont Road, N.E. Atlanta, Georgia	33,718,977	(2)	49.2
Gary W. Rollins Chief Executive Officer, President and Chief Operating Officer 2170 Piedmont Road, N.E. Atlanta, Georgia	34,889,703	(3)	50.9
Mario Gabelli One Corporate Center Rye, New York 10020	6,141,506	(4)	9.0
Michael W. Knottek Senior Vice President and Secretary	2,224,856	(5)	3.2
Harry J. Cynkus Chief Financial Officer and Treasurer	757,639	(6)	1.1
Glen Rollins Vice President	726,148	(7)	1.1
All Directors and Executive Officers as a group (9 persons)	38,965,303	(8)	56.8

(1)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2)
Includes 33,027 shares of the Company Common Stock held as Trustee, Guardian, or Custodian for his children. Also includes 1,392,074 shares of the Company Common Stock held in three trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 141,529* shares of the Company held by his wife. Also includes 31,846,915 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. R. Randall Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 3,819 shares of Company Common Stock in an individual retirement account. Also includes options to purchase 225,000 shares of Company Common Stock which are currently exercisable or will become exercisable within 60 days of the date hereof. Mr. Rollins is part of a control group holding company securities that includes Mr. Gary Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(3)
Includes 1,392,074 shares of the Company in three trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Also includes 161,991* shares of the Company Common Stock held by his wife. Also includes 31,846,915 shares of Company Common Stock owned by RFPS Management Company I, Limited Partnership. The general partner of RFPS is RFA Management Company, LLC, a Georgia limited liability company, managed by LOR, Inc. Mr. Gary W. Rollins is an officer and director of LOR, Inc. Mr. R. Randall Rollins and

  Mr. Gary W. Rollins have voting control of LOR, Inc. Also includes 36,157 shares of Company Common Stock held by the Rollins 401(k) Plan and 190 shares of Company Common Stock in the Company's employee stock purchase plan. Also includes options to purchase 450,000 shares of Company Common Stock, which are currently exercisable or will become exercisable within 60 days of the date hereof. Mr. Rollins is part of a control group holding company securities that includes Mr. R. Randall Rollins, as disclosed on a Schedule 13D on file with the U.S. Securities and Exchange Commission.

(4)
Based upon information received by the Company, an aggregate of 6,141,506 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows: GAMCO Investors, Inc., 4,100,006 shares; Gabelli Funds, L.L.C., 2,032,500 shares; and Mr. Mario Gabelli, 9,000 shares. GAMCO Investors, Inc. does not have authority to vote 233,500 shares of the total 4,100,006 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(5)
Includes options to purchase 18,000 shares of Company Common Stock, which are currently exercisable or will become exercisable within 60 days of the date hereof. Also includes 2,123,257 shares of Company Common Stock held by the Rollins 401(k) Plan as to which Mr. Knottek has voting power, including 2,539 shares as to which he also has a pecuniary interest. Excludes options to purchase 9,000 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(6)
Includes options to purchase 15,831 shares of Company Common Stock, which are currently exercisable or will become exercisable within 60 days of the date hereof. Includes 679,861 shares of Company Common Stock held by the Rollins Pension Plan as to which Mr. Cynkus has voting power. Also includes a combined total of 1,621 shares of Company Common Stock held by the Rollins 401(k) Plan. Excludes options to purchase 9,000 shares of Company Common Stock that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(7)
Includes 127,539 shares of Company Common Stock held as Custodian/Guardian for his minor children. Includes options to purchase 184,500 shares of Company Common Stock which are currently exercisable or will become exercisable within 60 days of the date hereof. Also includes 29,785* shares of the Company Common Stock held by his wife. Also includes 15,010 shares of Company Common Stock held by the Rollins 401(k) Plan and 615 shares of stock in the Company's employee stock purchase plan. Excludes options to purchase 31,500 shares that are not currently exercisable and will not become exercisable within 60 days of the date hereof.

(8)
Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once.

*
Mr. R. Randall Rollins, Mr. Gary W. Rollins, and Mr. Glen Rollins disclaim any beneficial interest in these holdings.

ELECTION OF DIRECTORS

        At the Annual Meeting, Mr. Gary W. Rollins and Mr. Henry B. Tippie will be nominated to serve as Class II directors for a term of three years, and until the election and qualification of their successors. Four other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's by-laws, which provide for the election of directors for staggered terms, with each director serving a three-year term. Unless authority is withheld, the proxy holders will vote for the election of each nominee named below as a director. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors and recommended by the Nominating and Governance Committee to fill such vacancy.

        The name and age of each of the two nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business March 17, 2005 (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

Name	Principal Occupation (1)	Service as Director	Age	Shares of Common Stock (2)		Percent of Oustanding Shares
Class I (Term Expires 2008)
R. Randall Rollins(3)	Chairman of the Board of the Company; Chairman of the Board of RPC, Inc. (oil and gas field services); and Chairman of the Board of Marine Products Corporation (boat manufacturing)	1968 to date	74	33,718,977	(4)	49.9
James B. Williams	Chairman of the Executive Committee of SunTrust Banks, Inc. (bank holding company) from 1998 to April 2004; and Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc. from 1991 to 1998	1978 to date	73	45,000		*
Class II (Current Term Expires 2006, New Term Will Expire 2009)
Gary W. Rollins(3)	Chief Executive Officer, President and Chief Operating Officer of the Company	1981 to date	61	34,889,703	(5)	51.7
Henry B. Tippie	Presiding Director of the Company; Chairman of the Board and Chief Executive Officer of Tippie Services, Inc. (management services); Chairman of the Board of Dover Downs Gaming and Entertainment, Inc. (operator of multi-purpose gaming and entertainment complex) since January 2002; and Chairman of the Board of Dover Motorsports, Inc. (operator of motorsports tracks)	1960 to 1970; 1974 to date	79	774,224	(6)	1.1

Class III (Term Expires 2007)
Wilton Looney	Honorary Chairman of the Board of Genuine Parts Company (automotive parts distributor)	1975 to date	86	3,375	*
Bill J. Dismuke	Retired President of Edwards Baking Company (manufacturer of baked pies and pie pieces)	1984 to date	69	2,025	*

(1)
Except as noted, each of the Directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the Boards of Directors of the following companies: James B. Williams: The Coca-Cola Company; R. Randall Rollins: Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. All persons named in the above table are also directors of RPC, Inc. and Marine Products Corporation.

(2)
Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3)
R. Randall Rollins and Gary W. Rollins are brothers.

(4)
See information contained in footnote (2) to the table appearing in Capital Stock section.

(5)
See information contained in footnote (3) to the table appearing in Capital Stock section.

(6)
Includes 53,324** shares of Common Stock of the Company held by a trust of which he is a Co-Trustee and as to which he shares voting and investment power and 225 shares held in a wholly owned corporation. Also includes 675** shares held by his wife. Does not include shares of Common Stock of the Company owned by Rollins Holding Company, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary.

*
Less than 1% of outstanding shares.

**
Mr. Henry B. Tippie disclaims any beneficial interest in these holdings.

CORPORATE GOVERNANCE AND
BOARD OF DIRECTORS COMPENSATION,
COMMITTEES AND MEETINGS

Board Meetings and Compensation

        Under current compensation arrangements, non-employee directors each receive an annual retainer fee of $16,000. In addition, the Chairman of the Audit Committee receives an annual retainer of $12,000 and the chairman of each of the Compensation Committee, Corporate Governance/Nominating Committee and Diversity Committee receives an annual retainer of $4,000. A director that chairs more than one committee receives a retainer with respect to each Committee he chairs. All of the retainers are paid on a quarterly basis. Per meeting fees for non-employee directors are as follows:

  •
  For meetings of the Board of Directors, Compensation Committee, Corporate Governance/Nominating Committee and Diversity Committee, $1,000.

  •
  For meetings of the Audit Committee, $2,000. In addition, the Chairman of the Audit Committee receives an additional $1,000 for preparing to conduct each quarterly Audit Committee meeting.

        The Board of Directors met four times during the fiscal year ended December 31, 2005. No director attended fewer than 75 percent of the Board meetings and meetings of committees on which he served during 2005. Board members are encouraged to attend our Annual Stockholder Meetings and all Board members were in attendance at last year's meeting. The Board of Directors has the following standing Committees: Audit Committee, Compensation Committee, Executive Committee, Nominating and Governance Committee, and the Diversity Committee. In addition, the Company has from time to time formed a special committee for the purpose of evaluating and approving certain transactions in which other directors of the Company have an interest. During 2005, the Company had no such committee.

Audit Committee

        The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney, James B. Williams and Bill Dismuke. The Audit Committee held five meetings during the fiscal year ended December 31, 2005 including a meeting to review the Company's Form 10-K for the year ending December 31, 2004. The Board of Directors has determined that all of the members of the Audit Committee are independent as that term is defined by the rules of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). The Board of Directors has also determined that all of the Audit Committee members are "Audit Committee Financial Experts" as defined in the SEC rules. Additionally, the Board of Directors has determined that the simultaneous service by Mr. James B. Williams on the Audit Committees of three other publicly traded companies does not impair his ability to effectively serve on the Audit Committee of Rollins, Inc. The Audit Committee meets with the Company's independent public accountants, internal auditor, Chief Executive Officer and Chief Financial Officer to review the scope and results of audits and recommendations made with respect to internal and external accounting controls and specific accounting and financial reporting issues. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as it deems necessary to carry out its duties. The Audit Committee charter is available on the Company's website at www.rollins.com, under the Governance section. A copy of the charter is also available in print, without charge, to any shareholder who requests it.

Compensation Committee

        The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 2005. The function of the Compensation Committee is to set the base salary and cash based incentive compensation of all of the executive officers of the Company. The Compensation Committee also administers the Rollins, Inc. Employee Stock Incentive Plan.

Executive Committee

        The Executive Committee of the Board of Directors of the Company consists of R. Randall Rollins and Gary W. Rollins. It held one meeting and took 17 actions by unanimous consent during the fiscal year ended December 31, 2005. The function of the Executive Committee is to take all permitted actions of the Board in its stead as permitted by the Company's by-laws. The members of the Executive Committee do not receive any additional compensation for their duties on the Committee.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney and James B. Williams, each of whom is independent, as discussed above. The Committee was formed in 2002 pursuant to a resolution passed by the Board of Directors for the following purposes:

  •
  to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

  •
  upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

  •
  to make recommendations to our Board of Directors regarding the agenda for our annual stockholders' meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

        The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2005.

        Under Delaware law, there are no statutory criteria or qualifications for directors. No criteria or qualifications have been prescribed by the Board at this time. The Nominating and Governance Committee does not have a charter or a formal policy with regard to the consideration of director candidates. However, it acts under the guidance of the corporate governance guidelines approved by the Board of Directors on January 27, 2004, as amended January 25, 2005, and posted on the Company's website at www.rollins.com under the Governance section. A copy of the corporate governance guidelines is also available in print, without charge, to any shareholder who requests it. The Board believes that it should preserve maximum flexibility in order to select directors with sound judgment and other desirable qualities. According to the Company's corporate governance guidelines, the Board of Directors will be responsible for selecting nominees for election to the Board of Directors. The Board delegates the screening process involved to the Nominating and Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This determination takes into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The Company's by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires, with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other requirements related to the notice are contained in the Company's bylaws. The Committee will consider nominations from stockholders who satisfy these requirements. The Committee is responsible for screening the nominees that are selected by the Board of Directors for nomination to the Board and for service on committees of the Board. The Company has not received a recommendation for a director nominee from a shareholder. All of the nominees for directors being voted upon at the Annual Meeting to be held on April 25, 2006 are directors standing for re-election.

Director Communications

        The Company also has a process for interested parties, including stockholders, to send communications to the Board of Directors, Presiding Director, any of the Board Committees or the non-management directors as a group. Such communications should be addressed as follows:

    Mr. Henry B. Tippie
    c/o Internal Audit Department
    Rollins, Inc.
    2170 Piedmont Road, N.E.
    Atlanta, Georgia 30324.

        Instructions for communications with the directors are also posted on our website at www.rollins.com under the Governance section. All communications received from interested parties are forwarded to the Board of Directors. Any communication addressed solely to the Presiding Director or the non-management directors will be forwarded directly to the appropriate addressee.

Diversity Committee

        The Diversity Committee of the Board of Directors of the Company consists of Henry B. Tippie (Chairman), Wilton Looney and James B. Williams. It held one meeting during the fiscal year ended December 31, 2005. The function of the Diversity Committee is to monitor compliance with applicable non-discrimination laws.

Director Independence and NYSE requirements

        "Controlled Company Exemption."    The Company is not required by law or NYSE listing requirements to have a nominating or compensation committee composed of independent directors, nor to have a board of directors the majority of which are independent. Because the Company is a "controlled corporation," as defined by NYSE Rule 303A.00, the Company is exempt from NYSE Rules 303A.01, 303A.04 and 303A.05 and does not undertake compliance with those provisions. The Company is a "controlled corporation" because a group that includes the Company's Chairman of the Board R. Randall Rollins, his brother Gary W. Rollins who is a director and CEO of the Company, his nephew Glen Rollins who is Gary W. Rollins' son and Vice President of Rollins, Inc., and certain companies under their control, possesses in excess of fifty percent of the Company's voting power.

        The Company's Audit Committee is composed of four "independent" directors as defined by the Company's Corporate Governance Guidelines, the New York Stock Exchange rules, the Securities Exchange Act of 1934, SEC regulations thereunder, and the Company's Audit Committee Charter. The members of the Compensation and Nominating and Corporate Governance Committees are also entirely composed of independent directors. The independent directors of the Company are Henry B. Tippie, Wilton Looney, Bill J. Dismuke and James B. Williams.

        Independence Guidelines.    Under New York Stock Exchange listing standards, to be considered independent, a director must be determined to have no material relationship with the Company other than as a director. The New York Stock Exchange standards set forth a nonexclusive list of relationships which are conclusively deemed material.

        The Company's Independence Guidelines (Appendix A to the Company's Corporate Governance Guidelines) provide that to be independent, a director must not have any relationship that would be considered material under New York Stock Exchange Standards. In addition, the Company's Guidelines provide that, except in special circumstances as determined by a majority of the Board, the following relationships are not material:

  (i)
  If the director, or a member of the director's immediate family, has received less than one hundred thousand dollars (US $100,000) in direct compensation from the Company (other than director and committee fees and compensation for prior service which are not contingent in any way on continued services) during every 12 month period within the past three (3) years;

  (ii)
  If the director is a director or officer, or any member of the director's immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years;

  (iii)
  If the director or any member of the director's immediate family serves as an officer, director, trustee or primary spokesperson of a charitable or educational organization, and donations by the Company do not exceed the greater of one million dollars (US $1,000,000) or two percent (2%) of the organization's total annual charitable receipts for any of the past three (3) years.

  (iv)
  If the director has a relationship with the Company of a type covered by item 404(a) and/or item 404(b) of the Securities and Exchange Commission's Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company's annual proxy statement (except for relationships described elsewhere in these guidelines in which case the other guidelines will govern).

  (v)
  If the director, or a member of the director's immediate family, has direct or beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of any amount of any class of common stock of the Company.

        Audit Committee Charter.    Under the Company's Audit Committee Charter, in accordance with New York Stock Exchange listing requirements and the Securities Exchange Act of 1934, all members of the Audit Committee must be independent of management and the Company. A member of the Audit Committee is considered independent as long as he or she (i) does not accept any consulting, advisory, or compensatory fee from the Company, other than as a director or committee member; (ii) is not an affiliated person of the Company or its subsidiaries; and (iii) otherwise meets the independence requirements of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

        Nonmaterial Relationships.    After reviewing all of the relationships between the members of the Audit Committee and the Company, the Board of Directors determined that none of the members of the Audit Committee had any relationships not included within the categorical standards set forth in the Independence Guidelines and disclosed above, except as follows:

  1.
  Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

  2.
  Mr. Tippie is Chairman of the Board of Directors of Dover Motorsports, Inc. and Dover Downs Gaming and Entertainment, Inc. Mr. Randall Rollins is also a director of these companies.

  3.
  Mr. Tippie is the Trustee of the O. Wayne Rollins Foundation and of the Rollins Children's Trust. O. Wayne Rollins is the father of Gary and Randall Rollins. The beneficiaries of the Rollins Children's Trust include immediate family members of Gary and Randall Rollins.

  4.
  Each of Messrs. Looney, Tippie, Williams and Dismuke also serve on the Boards of RPC, Inc. and Marine Products Corporation, of which Messrs. Gary and Randall Rollins are directors and Mr. Randall Rollins is an executive officer, and voting control over which is held by a control group of which Randall and Gary Rollins are a part.

        As required by the Independence Guidelines, the Board of Directors unanimously concluded that the above-listed relationships would not affect the independent judgment of the independent directors, based on their experience, character and independent means, and therefore do not preclude an independence determination. All of the members of the Audit Committee are also independent under the heightened standards required for Audit Committee members.

        In accordance with the NYSE corporate governance listing standards, Mr. Henry B. Tippie was elected as the Presiding Director. The Company's non-employee directors meet at regularly scheduled executive sessions without management. Mr. Tippie presides during these executive sessions.

  Code of Business Ethics

        The Company has adopted a Code of Business Ethics applicable to all directors, officers and employees generally, as well as a Supplemental Code of Business Ethics applicable to the principal executive officer, principal financial officers, and directors. Both codes are available on the Company's website at www.rollins.com. Copies are also available in print, without charge, to any shareholder who requests one.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the directors named above who serve on the Company's Compensation Committee are currently employees of the Company. Mr. Tippie was employed by the Company from 1953 to 1970, and held several offices with the Company during that time, including as Executive Vice President—Finance, Secretary, Treasurer and Chief Financial Officer.

REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES
AND PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other Company filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee, Report of the Compensation Committee on Executive Compensation and the Performance Graph included herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

        Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management.

        In fulfilling its oversight responsibilities with respect to the year ended December 31, 2005, the Audit Committee:

  •
  Reviewed with management the interim financial information included in the Form 10-Q's prior to their being filed with the SEC. In addition, the Committee reviewed all earnings releases with management and independent public accountants prior to their release;

  •
  Reviewed and discussed with the Company's management and the Company's independent registered public accountants, the audited consolidated financial statements of the Company as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, 2004 and 2003. The discussion included matters related to the conduct of the audit, such as the selection and changes in accounting policies, significant adjustments arising from the audit and the absence of any disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements;

  •
  Reviewed and discussed with the Company's management and Grant Thornton, management's assessment that the Company maintained effective control over financial reporting as of December 31, 2005;

  •
  Discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees"; and

  •
  Received from the independent registered public accountants written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the registered public accountants the firm's independence from the Company.

        Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company and subsidiaries as of December 31, 2005 and 2004 and for the three years ended December 31, 2005, 2004 and 2003 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

        In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (ii) the report of Grant Thornton with respect to such financial statements.

        Submitted by the Audit Committee of the Board of Directors.

                      AUDIT COMMITTEE
                      Henry B. Tippie, Chairman
                      Wilton Looney
                      James B. Williams
                      Bill Dismuke

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has responsibility for determining the base salary for all of the executive officers, the stock-based incentive plans for all of the executive officers, as well as the cash incentive plan for all of the executive officers. The Compensation Committee is comprised of outside directors who are not eligible to participate in the Company's compensation plans and over whose names this report is presented.

        The Company is engaged in a highly competitive industry. The actions of the executive officers have a profound impact on the short-term and long-term profitability of the Company; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, the Company has an executive compensation package that is based on increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance considered by the Compensation Committee in determining 2005 executive officer compensation were primarily revenue growth, pretax profit plan achievement, and pretax profit improvement over the past year.

        Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, an incentive cash plan and stock-based incentive plans.

        The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the executive officers are reviewed annually. Three executive officers received raises in 2005 that were based on company performance as well as their individual performances and overall departmental improvements.

        At the Annual Meeting on April 22, 2003, the stockholders approved the terms of the Company's Performance-Based Incentive Cash Compensation Plan for Executive Officers (the "Cash Incentive Plan"). Under the Cash Incentive Plan, executive officers have an opportunity to earn bonuses of up to 80% of their base salaries, not to exceed a maximum dollar amount of $2,000,000 per individual per year, upon achievement of bonus performance goals, which are preset every year by the Compensation Committee upon its approval of the performance bonus program for that year. For 2005 these performance goals were measured by attainment of specific levels of the following: Rollins, Inc. revenue growth, pretax profit plan achievement, and pretax profit improvement over the prior year. The bonus performance goals for 2005 were pre-established by the Compensation Committee and ratified by the Board of Directors for all executive officers. The Committee believes that the Cash Incentive Plan and the performance bonus programs thereunder provide performance incentives that are and will be beneficial to Rollins, Inc. and its stockholders. This plan will be in place until April 22, 2008. All of the

Executive Officers participating in the Cash Incentive Plan earned a bonus for 2005 as a result of achievement of pre-established performance goals.

        Awards under the Company's stock incentive plans are purely discretionary, and are not based upon any specific formula and may or may not be granted in any given fiscal year. When considering the grant of stock options and other equity compensation (such as restricted stock), the Compensation Committee gives consideration to the overall performance of the Company and the performance of individual employees. Grants are made under the Company's stock incentive plans and the plans are administered by non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. These restricted shares vest over six years, 20% per year beginning at the end of the second year. In general, these grants were based upon the scope of the position and the individual performance of the individual. During the first quarter 2006, all five Named Executive Officers were granted time lapse restricted shares based on their respective performance in 2005.

        The Compensation Committee's general policy is to seek exclusion of any compensation resulting from the exercise of options granted under the Company's 1998 Employee Stock Incentive Plan from the calculation of whether an employee's compensation exceeds the $1 million deductibility limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Committee has evaluated the future status of the participants in the Company's stock plans and has determined that certain participants will exceed the $1 million aggregate compensation limit during future fiscal years, and the Committee reserves the right to deviate from its general policy if warranted. The Committee also seeks to exclude awards made under the Cash Incentive Plan from the calculation of the Section 162(m) deductibility limit. The Compensation Committee believes that compensation for 2005 under the Employee Stock Incentive Plan and the Cash Incentive Plan did not exceed the $1 million deductibility limit of Section 162(m) of the Internal Revenue Code of 1986, as amended.

CEO COMPENSATION

        The CEO's compensation is determined by the Compensation Committee. For fiscal year 2005, the cash compensation for Gary W. Rollins was $1,341,538, of which $1,000,000 was base salary and $341,538 was a cash incentive bonus paid in the first quarter of 2006 for 2005 performance. In addition, during the first quarter 2006, Mr. Rollins was granted 25,000 shares of restricted stock that vest in 20 percent annual increments beginning in 2008, based on the factors discussed below with respect to base salary. Mr. Rollins received a bonus due to the achievement of pre-set bonus performance goals, as described below. Bonus awards under the Rollins, Inc. Executive Bonus Plan provide participants an opportunity to earn an annual bonus in a maximum amount of 80% of base salary or $2 million per individual per year, whichever is less. Under the Executive Bonus Plan, whether a bonus is payable, and the amount of any bonus payable, is contingent upon achievement of certain performance goals which are set in the annual Program adopted under the Executive Bonus Plan. Performance goals are measured according to one or more of the following three targeted financial measures: revenue growth, achievement of pretax profit targets, and pretax profit improvement over the prior year. The 2005 bonus was awarded based upon all three of these measures.

        The CEO's base salary was determined based upon the increase in shareholder value which occurred in 2004 and 2005, the overall performance of the Company, and the CEO's individual performance. The decision of the Compensation Committee was, however, subjective and was not based upon any specific formula or guidelines. The Compensation Committee does not consult with the CEO when the CEO's salary is determined. In 2005, no member of the Compensation Committee participated in any Company incentive program.

                      COMPENSATION COMMITTEE
                      Henry B. Tippie, Chairman
                      Wilton Looney
                      James B. Williams

PERFORMANCE GRAPH

        In conjunction with the executive compensation information presented in this Proxy Statement, the SEC requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

ASSUMES INITIAL INVESTMENT OF $100
*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

EXECUTIVE EMPLOYMENT CONTRACTS

        The Company's employment contracts with its Chief Executive Officer and the Company's other four most highly compensated executive officers (the "Named Executive Officers") are oral, at will arrangements. Set forth below is a summary of the material terms of the compensation under such at will arrangements.

        The Named Executive Officers do not have guaranteed terms of employment. None of the Named Executive Officers are entitled to severance payments, or any termination or other payments relating to a change of control, in excess of $100,000.

Base Salaries

        The 2006 annual base salaries for the Company's Named Executive Officers as of March 17, 2006 were as follows:

R. Randall Rollins, Chairman of the Board	$850,000
Gary W. Rollins, President, Chief Executive Officer and Chief Operating Officer	$1,000,000
Glen Rollins, Vice President	$500,000
Harry J. Cynkus, Chief Financial Officer and Treasurer	$350,000
Michael W. Knottek, Senior Vice President and Secretary	$350,000

Executive Bonus Plan

        All of the Named Executive Officers participate in the Company's Executive Bonus Plan program. The Executive Bonus Plan program consists of two parts, the Performance-Based Cash Incentive Bonus Plan (the "Performance Bonus Plan") and the Home Office Bonus Plan (the "Home Office Plan"), both of which are described further below. Bonus opportunities are granted annually as follows:

  •
  R. Randall Rollins, Gary W. Rollins and Glen Rollins participate in the Performance Bonus Plan only, pursuant to the terms and conditions of the Company's standard Form A of Executive Bonus Plan, a copy of which is filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2005; and

  •
  Michael W. Knottek and Harry J. Cynkus participate in both elements of the Executive Bonus Plan pursuant to the terms and conditions of the Company's standard Form B of Executive Bonus Plan, a copy of which is filed as an exhibit to the Company's Form 10-K for the year ended December 31, 2005.

        Performance-Based Cash Incentive Bonus Plan (the "Performance Bonus Plan").    Bonus awards under the Performance Bonus Plan provide participants an opportunity to earn an annual bonus in a maximum amount of 80% of base salary or $2 million per individual per year, whichever is less. Under the Performance Bonus Plan, whether a bonus is payable, and the amount of any bonus payable, is contingent upon achievement of certain performance goals which are set in the annual Program adopted under the Performance Bonus Plan. Performance goals are measured according to one or more of the following three targeted financial measures: revenue growth, achievement of preset pretax profit targets, and pretax profit improvement over the prior year.

        Unless sooner amended or terminated by the Compensation Committee, the Performance Bonus Plan will be in place until April 22, 2008.

        Home Office Bonus Plan (the "Home Office Plan").    Messrs. Knottek and Cynkus also participate in the Company's Home Office Plan. Under the Home Office Plan, participants receive an opportunity to earn bonuses based on achievements in their department's customer service and their cumulative department performance to the current year's Home Office department budgets.

Stock Options and Other Equity Awards

        The Named Executive Officers are eligible to receive options and restricted stock under the Company's stock incentive plan, in such amounts and with such terms and conditions as determined by the Committee at the time of grant. The Company's standard forms of option and restricted stock grant agreements are filed as material contracts with the Company's periodic reports.

Automobile Usage

        Michael Knottek and Harry Cynkus are each entitled to the use of company-leased automobiles. Both automobiles are insured by the Company, and they are leased for $980.35 and $909.96 per month, respectively. Messrs. Knottek and Cynkus each pay the Company $325 per month for their personal use of the automobiles.

Airplane Usage

        At the January 24, 2006 meeting of the Compensation Committee, the Compensation Committee approved new rules for use of the Company's aircraft. The Company requires the Chairman and President & CEO to use Company aircraft for all travel whenever practicable for security reasons. The value of personal aircraft usage will be imputed to them as income from the Company, effective January 1, 2005. This value will be calculated using an aggregate incremental cost method, based on the variable operating costs to the Company, including a gross-up for taxes due.

EXECUTIVE COMPENSATION

        Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 2005, 2004 and 2003, of those persons who were, at December 31, 2005 (i) the chief executive officer and (ii) the four other highest compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the "Named Executives"):

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-TermCompensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)		Restricted Stock Awards(2)	Securities Underlying Options (#)	All Other Compensation (3)
R. Randall Rollins Chairman of the Board	2005 2004 2003	$720,000 720,000 700,000	$245,555 360,000 280,000	$	— — —	$317,550 260,000 —	— — —	$6,300 3,690 3,600
Gary W. Rollins Chief Executive Officer, President & Chief Operating Officer	2005 2004 2003	$1,000,000 1,000,000 1,000,000	$341,538 500,000 400,000		$116,988 25,344 10,805	$714,488 650,000 —	— — —	$6,300 3,690 3,600
Michael W. Knottek Senior Vice President and Secretary	2005 2004 2003	$275,000 267,000 250,000	$85,379 98,123 84,375	$	— — —	$211,700 197,280 —	— — —	$6,300 3,690 3,600
Harry J. Cynkus Chief Financial Officer and Treasurer	2005 2004 2003	$250,000 225,000 210,000	$77,617 82,688 70,875	$	— — —	$211,700 197,280 —	— — —	$6,300 3,690 3,600
Glen Rollins Vice President	2005 2004 2003	$450,000 400,000 315,000	$153,472 200,000 126,000	$	— — —	$254,040 260,000 —	— — 56,250	$6,300 3,690 3,600

(1)
The amounts include the portion of costs attributable to the personal use of the Company aircraft. The amounts for 2003, 2004 and 2005 are $10,805, $25,344, and $116,988, respectively. The 2005 amount includes a tax gross up of $7,214. Personal use of the company aircraft was calculated using the aggregate incremental cost method and based on the variable operating costs to the Company. Fixed costs which do not change based on usage, such as pilots salary, aircraft insurance, depreciation, and hanger fees, are excluded. The amounts reported reflect a change in valuation methodology from prior years in which the cost of the personal use of the Company aircraft was reimbursed at the rate of $1,000 per hour. The 2004 and 2003 amounts have been recalculated so that amounts are reported on a consistent basis.

(2)
At a meeting of the Compensation Committee on January 24, 2006, all five Named Executive Officers received restricted share grants for their 2005 performance as follows: 15,000 shares to the Chairman of the Board of Directors, R. Randall Rollins; 25,000 shares to the Company's President, Chief Executive Officer and Chief Operating Officer, Gary W. Rollins; 12,000 shares to the Company's Vice President, Glen W. Rollins; 10,000 shares to the Company's Senior Vice President and Secretary, Michael W. Knottek; and 10,000 shares to the Company's Chief Financial Officer and Treasurer, Harry J. Cynkus. The shares vest over six years, 20% a year, with the first installment vesting on the second anniversary of the grant date. Prior to vesting, the Named Executive Officers will be entitled to vote and receive dividends on these shares. In 2005, Messrs Knottek and Cynkus each received grants of 12,000 restricted shares of the Company's common stock worth $16.44 per share or $197,280 following the January 25, 2005 meeting of the Compensation Committee of the Board of Director's meeting for their 2004 performance. In 2004, Messrs R. Randall Rollins, Gary W. Rollins and Glen Rollins received grants of 15,000, 33,750 and 15,000, respectively, restricted shares of the Company's common stock worth $17.33 per share or $260,000, $650,000 and $260,000, respectively, at the April 27, 2004 meeting of the Compensation Committee of the Board of Directors. All restricted shares vest over six years, 20% a year, with the first installment vesting on the second anniversary of the grant date. At December 31, 2005, the number and value of the aggregate shares of restricted stock held by each of the named officers was as follows, based on the closing price on that date of $19.71 per share: Mr. Randall Rollins, 15,000 shares, $295,650; Mr. Gary Rollins, 37,500 shares, $739,125; Mr. Michael Knottek, 14,578 shares, $287,332; Mr. Harry Cynkus, 14,578 shares, $287,332 and Mr. Glen Rollins, 17,578 shares, $346,462.38. Dividends on all restricted shares, including restricted shares that have not vested, are paid at the same rate and at the same time as paid to all shareowners.

(3)
The amounts shown in this column represent the Company match for the Named Executives under the Rollins 401(k) Plan ("401(k) Plan"), a qualified retirement plan adopted by the Company on October 1, 1983 and designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution (made in the form of Common Stock of the Company) of fifty cents ($.50) for each one dollar ($1.00) in beginning 2005 and of thirty cents ($.30) for each one dollar ($1.00) prior to 2005, of a participant's contributions to the 401(k) Plan that do not exceed 6 percent of his or her annual compensation (which includes commissions, overtime and bonuses). There was an overall maximum salary deferral of $210,000 for 2005. A participant's voluntary pre-tax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2005
AND YEAR-END OPTION/SAR VALUES

Name	Shares Acquired On Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SAR's At FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SAR's At FY-End ($)(1) Exercisable/Unexercisable
R. Randall Rollins	—	$—	180,000/45,000	$3,547,800/$886,950
Gary W. Rollins	—	—	360,000/90,000	7,095,600/1,773,900
Michael W. Knottek	168,118	1,322,183	-/27,000	—/532,170
Harry J. Cynkus	59,289	503,415	6,831/18,000	134,639/354,780
Glen Rollins	8,100	75,300	155,250/60,750	3,059,978/1,197,383

(1)
Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 30, 2005 of $19.71 per share.

        There were no option grants in 2005.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information regarding equity compensation plans as of December 31, 2005.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders	2,791,038		$10.48	779,923
Equity compensation plans not approved by security holders	225,000	(1)	$8.51	—

Total	3,016,038		$10.33	779,923	(2)

(1)
These stock options were granted to Mr. Gary W. Rollins, Chief Executive Officer of Rollins, Inc., on January 22, 2002. The total amount of the grant was 450,000, after adjusting for all stock splits to date. However, the Company's 1998 Employee Stock Incentive Plan under which these options were granted stated that no one person may receive in any one year over 225,000 in options. (Mr. Rollins' option grant was for 450,000 shares.) Therefore, the excess is deemed not issued under a security holder approved equity compensation plan. Shares issued upon exercise of these options must be of treasury shares.

(2)
Includes 779,923 shares available for grant under the 1998 Employee Stock Incentive Plan. The 1998 Employee Stock Incentive Plan provides for awards of the Company's common stock and awards that are valued in whole or in part by reference to the Company's common stock apart from stock options and SARs including, without limitation, restricted stock, performance-accelerated restricted stock, performance stock, performance units, and stock awards or options valued by reference to book value or subsidiary performance.

BENEFIT PLANS

        The Company's Retirement Income Plan, a trusteed defined benefit pension plan, provides monthly benefits upon retirement at age 65 to eligible employees. In the second quarter of 2005, the Company's Board of Directors approved a resolution to cease all future retirement benefit accruals under the Retirement Income Plan effective June 30, 2005. Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding June 30, 2005. The current credited years of service for the five individuals named in the executive compensation table are: R. Randall Rollins—21, Gary W. Rollins—35, Glen Rollins—16, Michael W. Knottek—7 and Harry J. Cynkus—6. The estimated annual benefit payable at the later of retirement or age 65 for the Named Executives is $82,100 for Mr. Randall Rollins, $155,700 for Mr. Gary Rollins, $29,800 for Mr. Glen Rollins, $13,600 for Mr. Knottek and $11,300 for Mr. Cynkus. The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 2005 was $170,000. However, this annual dollar limitation is actuarially increased for a participant whose pension commences later than his Normal Retirement Date. In accordance with the Code (as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001), the maximum compensation recognized by the Retirement Income Plan was $210,000 in 2005. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit.

        On June 13, 2005, the Company approved the Rollins, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") that is designed to comply with the provisions of the American Jobs Creation Act of 2004 (including Section 409A of the Internal Revenue Code). The Deferred Compensation Plan provides that employees eligible to participate in the Deferred Compensation Plan include those who are both members of a group of management or highly compensated employees and selected by the committee administering the Deferred Compensation Plan. All of the Named Executives are eligible.

        The Deferred Compensation Plan provides that participants may defer up to 50% of their base salary and up to 100% of their annual bonus with respect to any given plan year, subject to a $2,000 per plan year minimum. The Company may make discretionary credits to participant accounts. The Company currently plans to credit accounts of participants of long service to the Company with certain discretionary amounts ("Pension Plan Benefit Restoration Credits") in lieu of benefits that previously accrued under the Company's Retirement Income Plan. The Company ceased all future benefit accruals under the Retirement Income Plan effective June 30, 2005. The Company intends to make Pension Plan Benefit Restoration Credits under the Deferred Compensation Plan for five years, with the first such credit being made in January 2007 for those participants who are employed for all of the 2006 plan year. Only employees with five full years of vested service on June 30, 2005 qualify for Pension Plan Benefit Restoration Credits. The Company intends to make comparable payments on behalf of certain employees (i.e., certain employees who do not participate in the plan) under the Company's 401(k) Plan. Messrs. Randall Rollins, Gary Rollins, Glen Rollins, Michael Knottek and Harry Cynkus, each a Named Executive Officer, are expected to receive Pension Plan Benefit Restoration Credits of 3.0%, 3.0%, 1.5%, 3.0% and 3.0% of their annual salary (up to a maximum annual salary of $210,000), respectively, equal to the percentage of their annual contribution.

        The accounts are unfunded. Under the Deferred Compensation Plan, salary and bonus deferrals and Pension Plan Benefit Restoration Credits are generally 100% vested, but any discretionary credits other than Pension Plan Benefit Restoration Credits would be subject to vesting in accordance with the matching contribution vesting schedule set forth in the Company 401(k) plan in which a Participant participates. If a participant participates in more than one Company 401(k) plan, such discretionary credits would vest in accordance with the 401(k) plan's vesting schedule that would provide the participant with the greatest vested percentage.

        Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain "Measurement Funds." Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the participant's selection. Deferred Compensation Plan benefits are unsecured general obligations of the Company to the participants, and these obligations rank in parity with the Company's other unsecured and unsubordinated indebtedness. The Company has established a "rabbi trust," which it intends to use to voluntarily set aside amounts to indirectly fund any obligations under the Deferred Compensation Plan. To the extent that the Company's obligations under the Deferred Compensation Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Deferred Compensation Plan.

        Generally, the Deferred Compensation Plan provides for distributions of any deferred amounts upon the earliest to occur of a participant's death, disability, retirement or other termination of employment (a "Termination Event"). However, for any deferrals of salary and bonus (but not Company contributions), participants would be entitled to designate a distribution date which is prior to a Termination Event. Generally, the Deferred Compensation Plan allows a participant to elect to receive distributions under the Deferred Compensation Plan in installments or lump-sum payments.

        Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's vested benefit is payable upon his termination of employment, retirement, total and permanent disability, or death. While employed, a participant may withdraw a certain amount of his pre-tax and rollover contributions upon specified instances of financial hardship, and may withdraw all or any portion of his pre-tax and rollover account after attaining the age of 59 1/2. A participant may withdraw all or any portion of his after-tax account at any time and for any reason. Amounts contributed by the Company to the accounts of Named Executives under this plan are included in the "All Other Compensation" column of the Summary Compensation Table above.

PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

        The stockholders will be asked to vote on the approval of an amendment ("Amendment") to the Company's Certificate of Incorporation whereby the authorized capital stock of the Company would be increased from 100,000,000 to 170,500,000 shares. Authorized shares of common stock would be increased from 99,500,000 to 170,000,000 and authorized shares of preferred stock would remain 500,000. There are currently no shares of preferred stock outstanding. The Amendment pertains only to the first paragraph of Article Fourth of the Certificate of Incorporation of the Company. As amended, such paragraph would be as follows:

        "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred seventy million five hundred thousand (170,500,000), consisting of one hundred seventy million (170,000,000) shares of Common Stock, par value one dollar ($1.00) per share (the "Common Stock"), and five hundred thousand (500,000) shares of Preferred Stock, no par value per share (the "Preferred Stock")."

        As of March 17, 2006, there were 68,585,567 shares of common stock outstanding and 30,914,433 shares of common stock available for issuance. The Company has 5,500,000 shares reserved for issuance under stock incentive plans.

        The Board of Directors has unanimously approved the Amendment and believes the Amendment is necessary in order to meet the Company's business needs and to take advantage of potential future corporate opportunities. At present, there are no plans to issue any authorized shares, other than those reserved under the Company's stock incentive plan. When the Company does issue authorized shares, unless required by New York Stock Exchange Rules and Regulations or Delaware law, the Company will not need stockholder approval. Under the Company's Restated Certificate of Incorporation, holders of capital stock are not entitled to preemptive rights.

        The Board of Directors recommends a vote "FOR" approval of the Amendment.

        It is expected that members of the Board of Directors and Named Executive Officers, and their affiliates, who own of record approximately 56.8 percent of the voting securities of the Company, will vote "FOR" approval of the Amendment. Since the affirmative vote of a majority of outstanding Common Stock is required in order to approve the Amendment, the vote "FOR" approval of the Amendment by the stockholders who are members of the Board of Directors or Named Executive Officers would assure such approval.

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Accountants

        The independent public accounting firm of Ernst &Young LLP ("Ernst & Young") was initially engaged as the Company's auditors for the fiscal year ended December 31, 2004. Effective subsequent to the filing of its Quarterly report on Form 10-Q for the quarter ended June 30, 2004, the Company decided on August 17, 2004, to terminate Ernst & Young as the Company's independent public accountants, and to appoint Grant Thornton LLP ("Grant Thornton") as its independent public accountants for the year ended December 31, 2004. The decisions to dismiss Ernst &Young and to appoint Grant Thornton were authorized by the Company's Audit Committee. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. No representative of Ernst & Young is expected to attend the meeting.

        For the fiscal years ended December 31, 2002 and 2003, Ernst & Young's report on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2002 and 2003 and from January 1, 2004 through August 17, 2004, the Company had no disagreements with Ernst & Young on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of such disagreements in connection with its reports.

        During the Company's fiscal years ended December 31, 2002 and 2003, and from January 1, 2004 through August 17, 2004, there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v).

        During the Company's fiscal years ended December 31, 2002 and 2003, and from January 1, 2004 through August 17, 2004, neither the Company nor someone acting on the Company's behalf consulted Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in

Regulation S-K Item 304 (a)(1)(iv)), or a "reportable event" as defined in Regulation S-K Item 304(a)(1)(v).

Principal Auditor

        Grant Thornton has served as the Company's independent registered public accountants since August 17, 2004 for the fiscal years ended December 31, 2004, and December 31, 2005.

        The Audit Committee has appointed Grant Thornton as Rollins, Inc.'s independent public accountants for the fiscal year ending December 31, 2006. Representatives of Grant Thornton are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

	2005*	2004**
Audit Fees(1)	$1,078,000	$955,000
Audit-Related Fees(2)	90,000	90,000
Tax Fees(3)	172,000	—
All Other Fees	—	—

Total	$1,340,000	$1,045,000

(1)
Audit fees represent fees for professional services provided in connection with the audit of our internal control over financial reporting, audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees relate to employee benefit plan audits.

(3)
Consists of tax return preparation fees.

*
2005 fees stated in the table include only those fees paid to Grant Thornton. During 2005, the Company also paid $68,500 in audit fees to Ernst & Young, LLP.

**
2004 fees stated in the table include only those fees paid to Grant Thornton. During 2004, the Company also paid $153,205 in audit fees to Ernst & Young, LLP.

Pre-approval

        All of the services described above were pre-approved by the Company's Audit Committee. The Audit Committee has determined that the payments made to its independent public accountants for these services are compatible with maintaining such auditors' independence. All of the hours expended on the principal accountant's engagement to audit the financial statements of the Company for the years 2005 and 2004 were attributable to work performed by full-time, permanent employees of the principal accountant. The Committee has no pre-approval policies or procedures other than as set forth below.

        The Audit Committee is directly responsible for the appointment and termination, compensation, and oversight of the work of the independent public accountants, including resolution of disagreements between management and the independent public accountants regarding financial reporting. The Audit Committee is responsible for pre-approving all audit and non-audit services provided by the independent public accountants and ensuring that they are not engaged to perform the specific non-audit services proscribed by law or regulation. The Audit Committee has delegated pre-approval authority to its Chairman with the stipulation that his decision is to be presented to the full Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all directors, officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all directors, officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that all filing requirements of such persons under Section 16 for the fiscal year ended December 31, 2005 were timely satisfied.

STOCKHOLDER PROPOSALS

        Appropriate proposals of stockholders intended to be presented at the Company's 2007 Annual Meeting of the Stockholders must be received by the Company by December 1, 2006, in order to be included, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, in the proxy statement and form of proxy relating to that meeting. In accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company's 2007 annual meeting as to which the proponent fails to notify the Company on or before February 11, 2007. With regard to such stockholder proposals, if the date of the next annual meeting of stockholders is advanced or delayed more than 30 calendar days from April 25, 2007, the Company will, in a timely manner, inform its stockholders of the change and of the date by which such proposals must be received.

        With respect to stockholder nomination of directors, the Company's by-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires with respect to nominations for directors for election at an annual meeting, that written notice be addressed to: Secretary, Rollins, Inc., 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, not less than ninety days prior to the anniversary of the prior year's annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years, the nominee's qualifications, the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person that would be required to be disclosed in a proxy statement or other filings. Other specific requirements related to such notice, including required disclosures concerning the stockholder intending to present the nomination, are set forth in the Company's bylaws. Notices of nominations must be received by the Secretary of the Company no later than January 25, 2007 and no earlier than December 16, 2006, with respect to directors to be elected at the 2007 Annual Meeting of Stockholders.

MISCELLANEOUS

        The Company's Annual Report on Form 10-K for the calendar year ended December 31, 2005 is being mailed to stockholders with this proxy statement.

        Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

        Upon the written request of any record or beneficial owner of the Company's common stock whose proxy was solicited in connection with the 2006 Annual Meeting of Stockholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, including the financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2005. Requests for a copy of such Annual Report on Form 10-K should be addressed to Harry Cynkus, CFO, at 2170 Piedmont Road, NE, Atlanta Georgia 30324.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Michael W. Knottek,                       Secretary

Atlanta, Georgia
April 4, 2006

APPENDIX A

ROLLINS, INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary purpose is to monitor the integrity of the Company's financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company's systems of internal accounting and financial controls, the performance of the Company's internal audit function, the independent auditor's qualifications and independence, the Company's compliance with ethics policies and legal and regulatory requirements statements, and the annual independent audit of the Company's financial statements. The Committee will monitor the independence, performance, and qualifications of the Company's independent auditors.

        In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

        The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the company and to any advisors employed by the Company as well as ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP

        The Committee shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee policy of the New York Stock Exchange.

        Accordingly, all of the members must be directors:

  •
  Who are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the New York Stock Exchange. Under Rule 10A-3 to Securities Exchange Act of 1934, disallowed payments to an Audit Committee member includes payments made directly or indirectly, and for these purposes "indirect" acceptance shall include (a) payments to spouses, minor children or stepchildren or children or stepchildren sharing a home with the member, and (b) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory to the Company or any subsidiary.

  •
  Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must be an Audit Committee "financial expert" as defined by SEC regulations.

KEY RESPONSIBILITIES

        The Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board and report results of their activities to the Board on a regular basis. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company as well as the Company's internal controls. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report hereon.

        The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

        The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

        At least annually, the Committee shall obtain and review a report by the independent auditors describing:

  •
  The firm's internal quality control procedures.

  •
  Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

  •
  All relationships between the independent auditor and the Company (to assess the auditor's independence).

        In addition, the Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and the New York Stock Exchange listing standards.

        The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

        The Committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management's response.

        The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

        The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

        The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

        The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

        The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

        The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

        The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

        The Committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

        The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

VOTE BY TELEPHONE
c/o Stock Transfer Department Post Office Box 105649 Atlanta GA 30348	Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.
Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or over the Internet, do not mail your proxy card.

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Proxy card must be signed and dated below.
\*/ Please fold and detach card at perforation before mailing. \*/

ROLLINS, INC.

        Proxy Solicited by the Board of Directors of Rollins, Inc.
for Annual Meeting of Stockholders, Tuesday, April 25, 2006, 12:30 P.M.

        The undersigned hereby constitutes and appoints GARY W. ROLLINS and R. RANDALL ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 2006, at 12:30 P.M. at 2170 Piedmont Road, N.E., Atlanta, Georgia, or any adjournment thereof.

        The undersigned acknowledges receipt of Notice of Annual Meeting and Proxy Statement, each dated April 4, 2006, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead.

Signature
Signature
Dated:
(Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing.)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

YOUR VOTE IS IMPORTANT

  Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.
\*/ Please fold and detach card at perforation before mailing. \*/

ROLLINS, INC.	PROXY

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED 'FOR' THE NOMINEES FOR DIRECTOR AND "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 170.5 MILLION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned instructs said proxies, or either of them, to vote as follows:

1.	☐	FOR Gary W. Rollins and Henry B. Tippie as Class II Directors, except as set forth below	☐	WITHHOLD authority to vote for the election of all of the Board's Class II nominees
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below:

2.	TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 170.5 MILLION
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued, and to be signed, on the other side)

QuickLinks

ROLLINS, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS 2170 Piedmont Road, N.E., Atlanta, Georgia 30324
PROXY STATEMENT
SOLICITATION OF AND POWER TO REVOKE PROXY
CAPITAL STOCK
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
EXECUTIVE EMPLOYMENT CONTRACTS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2005 AND YEAR-END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
BENEFIT PLANS
PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK
INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
MISCELLANEOUS
  APPENDIX A
ROLLINS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS